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                                                                   Exhibit 10.68


                                  AMENDMENT TO
                              SECTION 351 AGREEMENT


         THIS AMENDMENT TO THE SECTION 351 AGREEMENT (this "AMENDMENT") is effective as of November 23, 1999, by and among KNOLOGY, Inc., a Delaware corporation (the "COMPANY"); InterCall, Inc., a Delaware corporation ("INTERCALL"); Valley Telephone Company, Inc., an Alabama corporation ("VALLEY"); and Globe Telecommunications, Inc., a Georgia corporation ("GLOBE TELECOM").

         WHEREAS, the Company, InterCall, Valley and Globe Telecom entered into that certain Section 351 Agreement (the "SECTION 351 AGREEMENT") as of November 1, 1999, whereby, among other things, InterCall transferred to the Company (i) its equity ownership interests in each of KNOLOGY Holdings, Inc. ("KNOLOGY HOLDINGS"), Valley, Globe Telecom, Interstate Telephone Company and ITC Globe, Inc. (together, the "EQUITY INTERESTS"), pursuant to Section 351 of the Internal Revenue Code of 1986, as amended (the "CODE"), (ii) 222,832 shares of Series A Preferred Stock and 50,000 shares of Series B Preferred Stock in ClearSource, Inc. (the "CLEARSOURCE STOCK"), (iii) $5,663,000 in cash, to be used to make subscription payments to ClearSource, Inc. (the "CLEARSOURCE SUBSCRIPTION FUNDS") and (iv) a note of KNOLOGY Holdings in the principal amount of up to $13 million, plus accrued interest (the "KNOLOGY HOLDINGS NOTE");

         WHEREAS, the Company agreed to issue 43,918,649 shares of Series A Preferred Stock of the Company in exchange for the transfer by InterCall to the Company of the Equity Interests, the ClearSource Stock, the ClearSource Subscription Funds and the KNOLOGY Holdings Note (the "COMPANY TRANSFER"), such number of shares being based in part upon the expected value of the KNOLOGY Holdings Note.

         WHEREAS, the actual value of the KNOLOGY Holdings Note at the time of transfer was less than originally anticipated;

         WHEREAS, the parties desire to amend the number of shares of Series A Preferred Stock of the Company issued by the Company to InterCall in the Company Transfer, from 43,918,649 to 43,211,531; and

         WHEREAS, Section 13.3 of the Section 351 Agreement permits the parties to the Section 351 Agreement to amend the provisions of the Section 351 Agreement by written consent;

         NOW THEREFORE, intending to be legally bound, and in consideration of these premises and the mutual covenants hereinafter set forth, and for other good
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and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Section 2.3 of the Section 351 Agreement is hereby deleted and replaced in its entirety with the following:

         "2.3 Issuance of Stock. At the Closing, in exchange for the transfer of the Equity Interests, the ClearSource Stock, the ClearSource Subscription Funds and the KNOLOGY Holdings Note provided in Section 2.1, the Company shall issue to InterCall 43,211,531 shares of Series A Preferred Stock. The shares of Series A Preferred Stock to be so issued shall be represented by stock certificates, the denominations of which shall be designated by InterCall, shall be duly authorized, validly issued, fully-paid and non-assessable and shall contain such restrictive legends as the Company reasonably determines are necessary for compliance with applicable securities laws."

         2. Section 7.5 of the Section 351 Agreement is hereby deleted and replaced in its entirety with the following:

         "7.5 Capitalization. The authorized capital stock of the Company consists of 200,000,000 shares of Common Stock and 175,000,000 shares of preferred stock, of which 75,000,000 shares have been designated as Series A Preferred Stock and 50,000,000 shares have been designated as Series B Preferred Stock. As of the date of this Agreement, 100 shares of Common Stock are issued and outstanding and owned by InterCall, and no shares of preferred stock have been issued or are outstanding. Except for the issuance of 43,211,531 shares of Series A Preferred Stock in connection with the Corporate Transfers, the Company will not change its authorized capital stock or issue any additional shares thereof prior to the Closing."

          3. Except as otherwise provided herein, all terms, provisions, covenants, representations, warranties, agreements and conditions of the Section 351 Agreement shall remain unchanged and in full force and effect.

          4. This Amendment, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Delaware (other than the choice-of-law rules thereof).

          5. From and after the execution of this Amendment by the parties hereto, any reference to the Section 351 Agreement shall be deemed to be a reference to the Section 351 Agreement as amended hereby.

          6. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Section 351 Agreement.
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                  IN WITNESS WHEREOF, the undersigned have executed this
Amendment to Section 351 Agreement under seal, with the corporate parties acting by and through their duly authorized officers, to be effective as of the date first above written.

                        KNOLOGY, INC.

                        By:
                              -------------------------------------------------
                        Name:  Chad Wachter
                        Title:   Vice President, General Counsel
                                 and Secretary
                                                                    (Seal)


                        INTERCALL, INC.

                        By:
                              -------------------------------------------------
                        Name:  Kimberley E. Thompson
                        Title:   Vice President, General Counsel
                                 and Secretary
                                                                    (Seal)


                        VALLEY TELEPHONE COMPANY, INC.

                        By:
                              -------------------------------------------------
                        Name:  Chad Wachter
                        Title:   Vice President, General Counsel
                                 and Secretary
                                                                    (Seal)


                        GLOBE TELECOMMUNICATIONS, INC.

                        By:
                              -------------------------------------------------
                        Name:  Chad Wachter
                        Title:   Vice President, General Counsel
                                 and Secretary
                                                                    (Seal)